EXHIBIT 10.17

NEIMAN MARCUS, INC.
MANAGEMENT EQUITY INCENTIVE PLAN

Adopted November 29, 2005 (the “Effective Date”)

1.  Purpose of the Plan

The purpose of the Neiman Marcus, Inc. Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its Affiliates and stockholders by providing the key employees, directors, service providers and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or Affiliate and to improve the growth and profitability of the Company.

2.  Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a)   “Accreting Exercise Price” shall mean, with respect to an Option, an Exercise Price that increases at a 10.00% compound rate on each anniversary of the Grant Date of such Option until the earlier to occur of (i) Exercise of such Option, (ii) the fifth anniversary of the Grant Date of such Option, and (iii) the occurrence of a Change of Control of the Company; provided, however, that the Exercise Price shall cease to increase as provided herein on a portion of the outstanding Performance Options following the sale by the Majority Stockholder of shares of Common Stock as follows:  the pro rata portion of the Performance Options held by a Participant with respect to which the Exercise Price shall cease to increase shall be the portion of the Performance Options that bears the same ratio to the total Performance Options held by a Participant as the total number of shares of Common Stock sold by the Majority Stockholder bears to the total number of shares of Common Stock owned by the Majority Stockholder immediately prior to such sale.

(b)  “Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

(c)  “Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to Section 3.

(d)  “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, unless otherwise provided in any stock option grant agreement entered between the Company and the Participant with respect to any Options that may be granted under the Plan, effective employment agreement or other written agreement with respect to the termination of a Participant’s Employment, the termination of the Participant’s Employment with the Company and all Affiliates on account of (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury) that has continued after NMG has provided written notice of such failure and Participant has not cured such failure within 30 days of the date of such written notice; (ii) the Participant’s willful misconduct or gross negligence which is materially injurious to the Company or its Affiliates; (iii) a breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or its Affiliates; (iv) the Participant’s unauthorized removal from the premises of the Company or an Affiliate of any document (in any medium or form) relating to the Company or an Affiliate or the customers of the Company or an Affiliate; or (v) the commission by the Participant of any felony or other serious crime involving moral turpitude.  Any rights the Company or an Affiliate may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliate may have under any other agreement with the Participant or at law or in equity.  If, subsequent to a Participant’s termination of Employment, it is discovered that such Participant’s Employment could have been terminated for Cause, the Participant’s Employment shall, at the election of the Board, in its discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.  Notwithstanding the foregoing, a failure to meet performance expectations shall not, by itself, constitute Cause hereunder where the Board determines that the Participant has performed his duties in good faith.

(e)  “Change of Control” shall mean the occurrence of any of the following events after the Effective Time: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13 (d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such Common Stock in any such election and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder; or (v) consummation of a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interest in the surviving corporation in such transaction and the Majority Stockholder does not hold a sufficient amount of voting power (or similar securities) to elect a majority of the surviving entity’s board of directors.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change of Control would cause any tax to become due under Section 409A of the Code.

(f)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)  “Commission” shall mean the U.S. Securities and Exchange Commission.

(h)  “Common Stock” shall mean the common stock of the Company, par value US $0.01 per share.

(i)  “Company” shall mean Neiman Marcus, Inc.

(j)  “Disability” shall mean, unless otherwise provided in any stock option grant agreement entered between the Company and the Participant with respect to any Options that may be granted under the Plan, effective employment agreement or other written agreement, a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its discretion.

(k)  “Eligible Employee” shall mean (i) any Employee who is a key executive of the Company or an Affiliate, or (ii) certain other Employees, directors, service providers or consultants who, in the judgment of the Board, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an Affiliate.

(1)  “Employment” shall mean employment with the Company or any Affiliate and shall include the provision of services as a director or consultant for the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(m)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)  “Exercise Date” shall have the meaning set forth in Section 4.10 herein.

(0)  “Exercise Notice” shall have the meaning set forth in Section 4.10 herein.

(p)  “Exercise Price” shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Board for each Grant and initially specified in the Stock Option Grant Agreement, subject to any increase or other adjustment that may be made following the Grant Date.

(q)  “Fair Market Value” shall mean, as of any date:

a.  prior to the existence of a Public Market for the Common Stock, the value per share of Common Stock pursuant to a valuation made reasonably and in good faith by the Board and based upon a reasonable valuation method, consistently applied, and taking into account all available information material to the value of the Company; or

b.  on which a Public Market for the Common Stock exists, (i) closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board.  The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board.  In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a share of Common Stock.

(r)  “Fair Value Option” shall mean an Option with a fixed Exercise Price equal to the Fair Market Value of the underlying Common Stock on the Grant Date.

(s)  “Good Reason” shall mean, unless otherwise provided in any stock option grant agreement entered between the Company and the Participant with respect to any Options that may be granted under the Plan, effective employment agreement or other written agreement with respect to the termination of a Participant’s Employment, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change of Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in bonus opportunity or benefits that applies to all employees of the Company or its Affiliates otherwise eligible to participate in the affected plan or (iii) a relocation of a Participant’s primary work location more than 50 miles from the Participant’s work location on the Grant Date, without the Participant’s prior written consent; provided that, within thirty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice.

(t)  “Grant” shall mean a grant of an Option under the Plan evidenced by a Stock Option Grant Agreement.

(u)  “Grant Date” shall mean the Grant Date as defined in Section 4.3 herein.

(v)  “Initial Public Offering” shall be deemed to occur on the effective date of the first registration statement (other than a registration on Form S-4 or S-8, or any successor form) filed to register at least 20% of the total then-outstanding equity interests in the Company under the U.S. Securities Act of 1933, as amended.

(w)  “Majority Stockholder” shall mean, collectively or individually as the context requires, Newton Holding, LLC, TPG Newton III, LLC, TPG Partners IV, L.P., TPG Newton Co-Invest I, LLC, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V. I, Warburg Pincus Germany Private Equity VIII K.G, Warburg Pincus Private Equity IX, L.P and/or their respective Affiliates.

(x)  “Management Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement, dated October 6, 2005, as such may be amended from time to time, or such other stockholders’ agreement as may be entered into between the Company and any Participant.

(y)  “NMG” means The Neiman Marcus Group, Inc.

(z)  “Non-Qualified Stock Option” shall mean an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(aa)  “Option” shall mean the option to purchase Common Stock granted to any Participant under the Plan.  Each

Option granted under the Plan shall be a Non-Qualified Stock Option.  Any references in the Plan to an “Option” will be deemed to include “Fair Value Options” and “Performance Options” unless specifically noted to the contrary.

(bb)  “Participant” shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(cc)  “Performance Option” shall mean an Option with an Accreting Exercise Price that starts at the Fair Market Value of the underlying Common Stock on the Grant Date.

(dd)  “Permitted Transferee” shall have the meaning set forth in Section 4.6.

(ee)  “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(ff)  A “Public Market” for the Common Stock shall be deemed to exist if at least 20% of the total outstanding Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act.

(gg)  “Qualifying Termination” shall mean, with respect to a Participant, a termination of such Participant’s Employment by the Company without Cause or by the Participant for Good Reason, in each case, at any time following a Change of Control of the Company.  For purposes of clarification, a termination of the Participant’s Employment due to death or Disability will not be considered a Qualifying Termination.

(hh)  “Retirement” shall mean, when used in connection with the termination of a Participant’s Employment, a voluntary resignation of Employment by the Participant that occurs on or after (i) the first date on which the Participant has both attained age 60 and completed 10 years of service with the Company or its Affiliates or (ii) the date on which the Participant attains age 65.

(ii)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(jj)  “Sponsor Price” shall mean $1445 per share of Common Stock.

(kk)  “Stock Option Grant Agreement” shall mean an agreement, substantially in the form which is attached hereto as Exhibit A, entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan.

(ll)  “Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest.  “Transferee” and “Transferor” shall have correlative meanings.

(mm)  “Vesting Date” shall mean the date an Option becomes exercisable as defined in Section 4.4 herein.

3.  Administration of the Plan

The Board shall administer the Plan, provided that the Board may appoint a committee to administer the Plan.  In the event the Board appoints such a committee, such committee shall have the rights and duties of the Board in respect of the Plan.  No member of the Board shall participate in any decision that specifically affects such member’s interest in the Plan unless such decision also affects the Options of other Participants in the same manner.

3.1  Powers of the Board.  In addition to the other powers granted to the Board under the Plan, the Board shall have the power: (a) to determine the Eligible Employees to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; ( c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

3.2  Determinations of the Board.  Any Grant, determination, prescription or other act of the Board shall be final and conclusively binding upon all Persons.

3.3  Indemnification of the Board.  No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant.  To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Board to the extent such criminal or civil action or proceeding relates to the Plan.

3.4  Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

The Company may, in its discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Common Stock pursuant to any Grant to ensure compliance under federal or state securities laws, provided that the Company shall take any commercially reasonable steps to reduce or eliminate any restrictions requiring such a period of deferral (it being understood that this proviso shall in no event obligate the Company or its Affiliates to file a registration statement).  The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Common Stock pursuant to any Grant.  During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5  Inconsistent Terms.  Except as otherwise provided in a Stock Option Grant Agreement, in the event of a conflict between the terms of the Plan and the terms of any Stock Option Grant Agreement, the terms of the Plan shall govern.

3.6  Plan Term.  The Board shall not Grant any Options under this Plan on or after November 29, 2015.  All Options which remain outstanding after such date shall continue to be governed by the Plan.

4.  Options

Subject to adjustment as provided in Section 4.13 hereof, the Board may grant to Participants Options to purchase shares of Common Stock of the Company that, in the aggregate, do not exceed 80,708.7725 shares of Common Stock, of which 41,259.5910 shall be Performance Options and 39,449.1815 shall be Fair Value Options.  To the extent that any Option granted under the Plan terminates, expires or is canceled without having been exercised, the shares of Common Stock covered by such Option shall again be available for Grant under the Plan.

4.1  Identification of Options.  The Options granted under the Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

4.2  Exercise Price.  The Exercise Price of any Option granted under the Plan shall be such price as the Board shall determine (provided that such Exercise Price must be at least equal to the Fair Market Value of a share of Common Stock on the Grant Date) and which shall be specified in the Stock Option Grant Agreement; provided that such price may not be less than the minimum price required by law.  The initial Exercise Price of each Option which is granted as of the Effective Date will be equal to the Sponsor Price.  With respect to each Grant made to a Participant under the Plan, unless otherwise specified in the Stock Option Grant Agreement evidencing such Grant, 50% of the Option that is part of such Grant will be a Fair Value Option and 50% of the Option that is part of such Grant will be a Performance Option.

4.3  Grant Date.  The Grant Date of the Options shall be the date designated by the Board and specified in the Stock

Option Grant Agreement as of the date the Option is granted.

4.4  Vesting Date of Options.

(a)  Vesting Schedule.  Each Stock Option Grant Agreement shall indicate the date or conditions under which such Option shall become exercisable.  Unless otherwise specified in a Participant’s Grant Agreement, each Option shall vest and become exercisable with respect to twenty percent (20%) of the total number of shares of Common Stock subject to such Option (as such number may be adjusted pursuant to the Plan) on the first anniversary of the Grant Date, and the remaining portion of the Option shall vest and become exercisable in forty-eight equal monthly installments over the forty-eight (48) months following the first anniversary of the Grant Date, beginning on the one-month anniversary of such first anniversary, until 100% of the Option is fully vested and exercisable thereafter, subject in all cases to the Participant’s continued employment through the applicable Vesting Date.  The portion of an Option that vests on any Vesting Date will be allocated equally among the portion of the Option that is a Fair Value Option and the portion of the Option that is a Performance Option.  Unless the Committee provides otherwise, the vesting of an Option granted under this Plan may be suspended during any leave of absence as may be set forth by Company policy, if any.

(b)  Accelerated Vesting on a Qualifying Termination.  In the event that a Participant’s Employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason at any time following a Change of Control of the Company, all outstanding Options held by the Participant shall immediately vest as of such termination of Employment.

4.5  Expiration of Options.  With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified in the Stock Option Grant Agreement.  With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated shall, unless otherwise provided in the Participant’s Stock Option Grant Agreement, expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death, Disability or Retirement; (iii) one year after the date the Participant’s Employment is terminated by reason of death, Disability or Retirement; or (iv) the 10th anniversary of the Grant Date for such Option(s).  For the avoidance of doubt, any Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Stock Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.5 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Stock Option Grant Agreement.  Notwithstanding the foregoing, the Board may specify in the Stock Option Grant Agreement a different expiration date or period for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

4.6  Limitation on Transfer.  Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to:  i) such Participant’s beneficiaries or estate upon the death of the Participant and (ii) subject to the prior written approval by the Board and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), (each of (i) and (ii), a “Permitted Transferee”).

4.7  Condition Precedent to Transfer of Any Option.  It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Stock Option Grant Agreement and the Management Stockholder’s Agreement as if he had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

4.8  Effect of Void Transfers.  In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.9  Exercise of Options.  A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in Section 4.10 hereto.

4.10  Method of Exercise.  The Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than two business days in advance of the effective date of the proposed exercise (the “Exercise Date”).  Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant, ( c) prior to the existence of a Public Market for the Common Stock, indicate in writing that the Participant agrees to be bound by the Management Stockholders’ Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto (as provided in Section 4.7 hereof) and, prior to the existence of a Public Market for the Common Stock, by the Management Stockholders’ Agreement.  The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice or any method otherwise approved by the Board.  In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or shares of Common Stock if approved by the Board) that may become due as a result of the exercise of such Option. The Board may, in its discretion, permit Participants to make the above-described payments in forms other than cash.  In addition, in the event that a Participant’s Employment terminates due to death or Disability or is terminated by the Company without Cause or by the Participant for Good Reason or as otherwise provided in a Stock Option Grant Agreement, the Company will permit such Participant to exercise all or any portion of his or her then-exercisable Option through net-physical settlement (to satisfy both the exercise price and applicable withholding taxes (at the minimum statutory withholding rate)); provided that the Company’s Chief Financial Officer makes a good faith determination at such time and after reasonable efforts to consult with the Company’s independent auditors that net physical settlement of any such Options would not produce materially less favorable accounting consequences for the Company than if the exercise price for any such Options were paid in cash.  The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

4.11  Certificates of Shares.  Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.10 and, prior to the existence of a Public Market for the Common Stock, upon execution of the Management Stockholders’ Agreement, in the Board’s discretion, certificates of shares of Common Stock shall be issued in the name of the Participant and delivered to such Participant or the ownership of such shares shall be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date.  Prior to the existence of a Public Market, no shares of Common Stock shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Stockholders’ Agreement.

4.12  Amendment of Terms of Options.  The Board may, in its discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect the Participants’ rights under the Plan or such Option without such Participant’s written consent.

4.13  Adjustment Upon Changes in Company Stock.

(a)  Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Board shall make such adjustments as the Board considers appropriate to prevent the enlargement or dilution of rights with respect to the number of shares of Common Stock subject to grant under this Plan, the number of shares of Common Stock subject to the Options and/or the Exercise Price per share of Common Stock.

(b)  Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

(c)  Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the consolidated Company’s assets, (iii) a merger or consolidation involving the Company that constitutes a Change in Control in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company that constitutes a Change in Control in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Board shall either provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which the stock underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, in the exercise price of the options, or the number or kind of securities or amount of property subject to the options and/or, if appropriate, cancel, effective immediately prior to such event, any outstanding Option (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (1) the value, as determined by the Board in its discretion of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event over (2) the Exercise Price, as the Board may consider appropriate to prevent dilution or enlargement of rights.

(d)  Extraordinary Dividends.  In the event the Company declares and pays an extraordinary cash dividend, with respect to Options then outstanding on the date such extraordinary cash dividend is paid, the Company shall, pursuant to a separate arrangement that shall in no way relate to the exercise of any of the Options, pay to the Option holder a cash bonus equal to the amount that he would have received if he owned the Shares underlying the then outstanding vested Options pursuant to such dividend payment and shall pay the amount of such a dividend relating to Shares underlying the then-outstanding unvested Options if and when such unvested Options vest, provided such bonus payment complies with Section 409A of the Code and does not result in any adverse tax treatment in respect of the Options.  In the event it is determined that such payment does not comply with Section 409A or it adversely effects the Options, the Company and such Option holder shall use their reasonable efforts and take reasonable actions necessary to put the Option holder in the same position he would have been in if the payment was permitted under Section 409A to the extent reasonably practicable.

(e)  Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13(a), (b), (c) or (d) hereof, the Board shall, in its discretion, make such adjustments in the number and kind of shares or securities subject to Options outstanding on the date on which such change occurs and in the per-share Exercise Price of each such Option as the Board may consider appropriate to prevent dilution or enlargement of rights.

(f)  No Other Rights.  Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the Exercise Price of such Options.

(g)  Savings Clause.  No provision of this Section 4.13 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code; provided that the Company shall use commercially reasonable efforts to put the Participants in the same position as they would have been in but for the application of this Paragraph (g).

(h)  No Diasdvantage.  The Company acknowledges that the Participants shall not be disadvantaged solely by reason of holding shares or options to purchase shares of the Company’s Common Stock instead of membership interests or options to purchase membership interests in Newton Holdings, LLC.

(i)  Notice of Tag Along Event.  The Company will notify each Participant of any transaction pursuant to which the Participant would be permitted to exercise tag-along rights pursuant Section 4(b) of the Management Stockholders’ Agreement, if he held the Common Stock underlying his Option, in sufficient time to allow the Participant to exercise his Option and participate in such transaction.

5.  Miscellaneous

5.1  Rights as Stockholders.  The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares.  Except as otherwise expressly provided in Sections 4.12 and 4.13 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

5.2  No Special Employment Rights.  Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

5.3  No Obligation to Exercise.  The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

5.4  Restrictions on Common Stock.  The rights and obligations of the Participants with respect to Common Stock obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the Management Stockholders’ Agreement.

5.5  Notices.  Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

With a copy to:

Morgan, Lewis & Bockius LLP

101 Park A venue New York, NY 10178

Attention: Gary Rothstein

If to the Company:

Neiman Marcus, Inc..

301 Commerce Street, Suite 3300 Fort Worth, TX 76102

Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza New York, NY 10006

Attention: Robert J. Raymond

or to such other address as any party may have furnished to the other in writing in accordance herewith.

5.6  Descriptive Headings.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.7  Severability.  In the event that anyone or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

5.8  Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.